NYSE NYSE
BBX BBX
Sale of BankAtlantic to BB&T – Structure Summary
June 12, 2012
NOTE–
The following presentation contains financial assumptions that continue to be dynamic until consummation of the transaction.  Additionally, the timing of consummation of the sale of BankAtlantic to
BB&T is currently unknown.  See the Forward Looking Statement included in this presentation for additional information.
Exhibit 99.1

NYSE
BBX

Pending Sale of BankAtlantic to BB&T
Pending Sale of BankAtlantic to BB&T
–
The following slides set forth the material terms of the Amended
Agreement between BankAtlantic Bancorp and BB&T
Corporation dated March 13, 2012 for the sale of BankAtlantic.
• Additional disclosure is provided in BankAtlantic Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, and in
BankAtlantic Bancorp’s Form 8-K filed on March 16, 2012.
–
The sale transaction is awaiting regulatory approval.
• BankAtlantic Bancorp requires pending approvals from the Federal Reserve;
BankAtlantic received the required approvals from the OCC in April 2012.
• BB&T requires approvals from the Federal Reserve and the FDIC; it received the required approval from the North Carolina Office of the Commissioner of
Banks in March 2012.

BankAtlantic Bancorp
Bancorp Partners
($16MM loans and real estate owned as of 3/31/12)
BankAtlantic
TruPS Trusts *
Asset Pool **

* TruPS Trusts represent outstanding TruPS obligations of approximately $285 million in principal amount. BankAtlantic Bancorp also has deferred interest obligations of approximately $46 million as of 3/31/12.

** Criticized assets, net (performing and nonperforming loans, tax certificates, real estate owned & cash from related monetizations) recorded at $596 million (inclusive of $203 million of performing loans) at March 31, 2012. The asset pool also includes previously charged-off loans and deposits.

NYSE BBX 3 Pending Sale of BankAtlantic to BB&T Pending Sale of BankAtlantic to BB&T I. Current Structure I. Current Structure

BankAtlantic Bancorp *
5
5
Bancorp Partners
($16MM loans and real estate owned as of 3/31/12)
BankAtlantic
TruPS Trusts
1
2
BBX Capital Asset Management LLC (CAM)
Asset Pool
Florida Asset Resolution Group LLC (FAR)
4
3

1. BankAtlantic forms BBX Capital Asset Management LLC (CAM)
2. BankAtlantic forms Florida Asset Resolution Group LLC (FAR)
3. BankAtlantic contributes from the asset pool to FAR cash of approximately $12 million, $390 million of performing and nonperforming loans (consumer, residential, small business and commercial), tax certificates and non-CRE real estate owned, and $13 million of related liabilities based on March 31, 2012 data.
4. BankAtlantic contributes from the asset pool to CAM the remaining pool assets including cash of approximately $67 million, $141 million of nonperforming CRE loans and CRE real estate owned, and $1 million of related liabilities based on March 31, 2012 data, as well as previously charged-off loans and deposits
5. BankAtlantic distributes CAM and FAR to BankAtlantic Bancorp immediately pre-closing

* In connection with closing, BankAtlantic Bancorp will change its name to "BBX Capital Corporation"

NYSE BBX 4 Pending Sale of BankAtlantic to BB&T Pending Sale of BankAtlantic to BB&T II. Pre-Closing LLC Formation & Distribution II. Pre-Closing LLC Formation & Distribution

BankAtlantic BANCORP

BBX Capital Corp. * (f/k/a BankAtlantic Bancorp)
Bancorp Partners ($16MM loans and real estate owned as of 3/31/12)
BBX Capital Asset Management LLC (CAM)
Florida Asset Resolution Group LLC (FAR)
BankAtlantic
TruPS Trusts
BB&T Corp.
Branch Banking & Trust Co.
1
2
3

(1) Following the distribution by BankAtlantic of CAM and FAR to Bancorp, BB&T acquires stock of BankAtlantic.

(2) At closing of the Stock Purchase, BB&T assumes TruPS obligations (Bancorp pays deferred interest in connection with closing).

(3) At closing of the Stock Purchase, BBX Capital Corp. transfers membership units in FAR (which will continue to be consolidated in BBX Capital Corp.'s consolidated financial statements). BB&T will receive a 95% preferred interest in the cash flows of FAR, which it will continue to hold until it has recovered $285 million in preference amount plus a priority return of LIBOR + 200 basis points per year. At that time, BB&T Corp.'s interest in FAR will terminate, and BBX Capital Corp., which will initially hold a 5% preferred interest in FAR and 100% of the residual interests, will thereafter be the holder of 100% of the interests in FAR.

* In connection with closing, BankAtlantic Bancorp will be renamed "BBX Capital Corp."

NYSE BBX 5 Pending Sale of BankAtlantic to BB&T Pending Sale of BankAtlantic to BB&T III. Closing Purchase and Assumption III. Closing Purchase and Assumption

BankAtlantic BANCORP

BBX Capital Corp.
BB&T
5% - A units
100% - R units
95% - A units
Bancorp Partners
($16MM loans and real estate owned as of 3/31/12)
BBX Capital Asset Management LLC (CAM)
Florida Asset Resolution Group LLC (FAR) *
Branch Banking & Trust Co.
TruPS Trusts

* BB&T receives 95% of the A Units representing a preferred interest in the cash flows of FAR, which it will continue to hold until it has recovered $285 million in preference amount plus a priority return of LIBOR + 200 basis points per year. At that time, BB&T Corp.'s interest in FAR will terminate, and BBX Capital Corp., which will initially hold a 5% preferred interest in FAR, will thereafter hold 100% of the interests in FAR.

FAR will be managed under terms of an LLC agreement with BB&T Corp and BBX Capital Corp. each holding two board seats. Assets may be serviced primarily by external, third party servicer(s), however certain assets will be serviced by BBX Capital Corp. (certain nonperforming CRE loans) and by BB&T (tax certificates).

BBX Capital Corp. has also agreed to provide BB&T Corp. with an unsecured guarantee of up to $35 million to further assure BB&T Corp.'s recovery within seven years of the $285 million preference amount of the assumed TruPS.

FAR will be consolidated in BBX Capital Corp.'s consolidated financial statements.

NYSE BBX 6 Pending Sale of BankAtlantic to BB&T Pending Sale of BankAtlantic to BB&T IV. Post-Transaction Structure IV. Post-Transaction Structure

NYSE
BBX
BankAtlantic Bancorp Parent, Pro Forma Balance Sheet as
of March 31, 2012 *
$ in 000’s
Actual
March 31, 2012
Sale
Transaction
Adjustments
Pro forma
Post-Close
March 31, 2012
Cash & cash equivalents $             4,780 19,574 (1) $             24,354
Investment in BankAtlantic 286,010 $    (286,010) (2) -
Inv. in Florida Asset
Resolution Group LLC (FAR) - 388,761 (3) 388,761
Inv. In BBX Capital Asset
Management LLC (CAM) - 140,394 (4)  140,394
Inv. in Bancorp Subsidiaries 15,405 15,405
Inv. in TruPS common 10,226 (10,226) (5) -
Other assets 736 736
Total Assets $         317,157 $       252,493          $         569,650
Junior sub debt $         341,082 $    (341,082) (5) -
BB&T Preferred Interest in
FAR - 285,375 (6) $         285,375
Other liabilities 7,637 7,637
Total Liabilities $         348,719 $      (55,707) $         293,012
Stockholders’ equity (31,562) 308,200 (7) 276,638
Total Liabilities & Equity $         317,157 $      252,493 $         569,650
Pending Sale of BankAtlantic to BB&T
Pending Sale of BankAtlantic to BB&T
Pro Forma Post-Close Balance Sheet
Pro Forma Post-Close Balance Sheet

(1) Reflects total cash received from the transaction, net
of cash used for the TruPS deferred interest  through
closing ($46MM at 3/31/12), legal and other
transaction costs (estimated at $7.7MM).  See slide 8.
(2) Reflects the combined impact of (a) net assets
transferred out of BankAtlantic and into Florida Asset
Resolution Group LLC (FAR) and into BBX Capital
Asset Management  LLC (CAM )(see notes (3) and
(4)) and (b) the acquisition of BankAtlantic stock  by
BB&T Corp. at closing.
(3) Reflects the transfer of $389MM of net assets out of
BankAtlantic and into FAR.  Includes cash in FAR of
$12MM as of 3/31/12.
(4) Reflects the transfer of $140 MM in net loans and
REO out of BankAtlantic and into BBX Capital Asset
Management LLC (CAM).  CAM cash of $67MM is
included in the Cash line item (see note (1)).
(5) Reflects the BB&T assumption of the TruPS
obligation, including the TruPS Common Stock of
$10MM and the TruPS principal obligation of
$285MM. See note (1) related to the payment of the
TruPS deferred interest .
(6) Reflects the establishment of BB&T Corp.’s preferred
interest in FAR of $285MM, as part of their TruPS
assumption.
(7) Reflects BBX Capital’s gain on the sale transaction as
of 3/31/12, amounting to approximately the purchase
premium less other transaction related costs.
* Presented as if the Transaction was consummated as
of March 31, 2012 and does not include the impact of
operations through ultimate consummation.

NYSE
BBX

Cash from Transaction – Pro Forma as of 3/31/12 *
$ in 000’s Pro Forma as of 3/31/12
Cash from  BBX Capital Asset Management LLC (CAM) cash
flows $                66,791
Cash from Deposit Premium, net of BankAtlantic’s Net Asset
Value 5,964
Total Cash Received in Transaction $               72,755
Less:
Accrued TruPS interest $             (45,481)
Legal and other transaction costs – estimated (7,700)
Net Cash Received in Transaction $               19,574
Pending Sale of BankAtlantic to BB&T
Pending Sale of BankAtlantic to BB&T
Pro Forma Cash from Transaction
Pro Forma Cash from Transaction
Note: BBX Capital’s ongoing cash flows in the near term will come from continued
monetizations and other cash flows from the BBX Capital Asset Management LLC (CAM)
and its existing assets in Bancorp Partners, as well as its interest in the net cash flows from Florida Asset Resolution Group LLC (FAR).
*  This Pro Forma Cash from Transaction is presented as if the Transaction was consummated as of March 31, 2012, and does not reflect the impact of operations, changes in deposits, or additional interest, legal and other costs from March 31, 2012 through ultimate consummation.  Actual cash at consummation of the Transaction will be less than this Pro Forma as of March 31, 2012 as a result of additional TruPS interest and net losses through closing.

NYSE
BBX

Financial Metrics – Pro Forma as of 3/31/12 *
$ in 000’s
Net Cash Received in Transaction $        19,574
Trust Preferred Securities Outstanding Debt $                  0
Unencumbered Net Assets/Net Book Value at BBX Capital
Corp(excluding FAR) $      173,252 (1)
Net Assets in FAR $      388,761
Debt in FAR (at LIBOR + 200bp) $   (285,375)
Net  Book Value of FAR $      103,386 (2)
Consolidated Net Book Value  (sum of (1) and (2) ) $      276,638
Pending Sale of BankAtlantic to BB&T
Pending Sale of BankAtlantic to BB&T
Financial Metrics
Financial Metrics
Pro Forma Comparison as of 3/31/12 *
$ in 000’s
BankAtlantic Bancorp
Actual
BBX Capital Corp.
Pro Forma
Consolidated Net Book Value $       (31,562) $      276,638
Consolidated Book Value Per Share $           (2.01) $          17.62
*  This Pro Forma Cash from Transaction is presented as if the Transaction was consummated as of March 31,
2012, and does not reflect the impact of operations, changes in deposits, or additional interest, legal and other costs from March 31, 2012 through ultimate consummation.  Actual cash at consummation of the Transaction will be less than this Pro Forma as of March 31, 2012 as a result of additional TruPS interest and net losses through closing.

NYSE
BBX
- BankAtlantic Bancorp will change its name to BBX Capital Corporation, and anticipates being deregistered as a Savings & Loan Holding Company as soon as possible post-closing
- BBX Capital Corp. will continue as a public entity (BBX:NYSE) with the same Board of Directors
- BBX Capital Corp. plans to manage the assets it retains and engage in a real estate investment and specialty finance business over time as assets are monetized
- Well positioned for a recovery in the Florida real estate market, with substantially improved capital, increased liquidity and absence of regulatory restrictions
- Pro forma book value (based on March 31, 2012 balances) increases from a deficit of ($32) million to $276.6 million, and on a per share basis, from
($2.01) to $17.62
- Note: The pro forma book value and per share amounts do not include the impact of operations from March
31, 2012 through consummation of the transaction or any post-consummation financial results of BBX
Capital Corp.  Actual cash at consummation of the Transaction will be less than the Pro Forma as of March
31, 2012 as a result of additional TruPS interest and net losses through closing.

BBX Capital Corp.
BBX Capital Corp.
Post Sale Transaction Operating Platform
Post Sale Transaction Operating Platform

NYSE
BBX
•
This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward looking statements in this presentation are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934 and involve substantial risks and uncertainties. Although the Company believes that the expectations contained in these forward-looking statements are based on reasonable assumptions, there is no assurance that expectations will be attained. Further, the Company does not undertake, and specifically disclaims any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to, those relating to the pending sale of BankAtlantic to BB&T, including, without limitation: that the transaction may not be completed in the time frame indicated, on anticipated terms, or at all; that BankAtlantic Bancorp’s and/or BankAtlantic’s business or net asset values may be negatively affected by the pendency of the proposed transaction or otherwise; that regulatory approvals may not be received or may be subject to burdensome or unacceptable conditions; that the Company may receive less cash than projected in connection with the closing of the transaction or be required to make a cash payment to BB&T in connection with the closing; that the transaction may not otherwise be as advantageous to the Company or its shareholders as expected; that the Company’s future business plans may not be realized as anticipated, if at all; that the Company’s Class A Common Stock may not meet the requirements for continued
listing on the NYSE; and that the assets retained by the Company may not be monetized at the values currently ascribed to them. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the
Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form
10-Q for the quarter ended March 31, 2012. The Company cautions that the foregoing factors are not exclusive.

BBX Capital Corp.
BBX Capital Corp.
Forward Looking Statement
Forward Looking Statement